Exhibit 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-Q for the quarter ended June 27, 2026 of Ark Restaurants Corp. (the “Registrant”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Michael Weinstein, Chief Executive Officer and Anthony J. Sirica, Chief Financial Officer, of the Registrant, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:
(i)this Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (15 U.S.C. 78m or 78o(d)); and
(ii)the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.
Dated as of this 11th day of August 2026

/s/ Michael Weinstein	/s/ Anthony J. Sirica
Michael Weinstein	Anthony J. Sirica
Chief Executive Officer	Chief Financial Officer
(Principal Executive Officer)	(Principal Financial Officer)

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley act of 2002 has been provided to Ark Restaurants Corp. and will be retained by Ark Restaurants Corp. and furnished to the Securities and Exchange Commission or its staff upon request.